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                                                                    Exhibit 5.1

(312) 321-7652


slglickson@ggtech.com

                                         February 19, 1997

Diamond Technology Partners Incorporated
Suite 3000
875 North Michigan Avenue
Chicago, Illinois 60611

     Re:   Registration Statement on Form S-1
           (Registration No.:  333-17785)

Ladies and Gentlemen:

       We have acted as counsel to Diamond Technology Partners, Incorporated, a Delaware corporation (the "Company"), in connection with the preparation of the subject registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), to register the public offering of up to 3,675,000 shares of Class A Common Stock, par value $.001 per share, of the Company (the "Shares"), which include (i) 3,200,000 shares issuable upon the exercise of rights (the "Company Rights") to purchase the Shares granted by the Company to the shareholders of Safeguard Scientifics, Inc. ("Safeguard");
(ii) 320,000 shares which may be purchased by the underwriter from the Company, solely for the purpose of covering overallotments; and (iii) 155,000 shares issuable upon the exercise of rights (the "Direct Rights" and together with the Company Rights, the "Rights") to purchase shares of Common Stock of the Company granted by the Company to certain persons selected by the Company and having relationships with the Company, Safeguard, one of Safeguard's other partnership companies or other persons selected by the Company (collectively, the "Offering").

       We are familiar with the proceedings to date with respect to the proposed issuance of the Rights and the proposed issuance and sale of the Shares and, in connection herewith, we have examined such records, documents, statutes and decisions as we have deemed relevant and necessary to form the basis for our opinion.
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Diamond Technology Partners Incorporated
February 19, 1997
Page 2


       It is our opinion that the Rights, when issued and distributed as contemplated in the Registration Statement, will be legally issued and the valid and binding obligations of the Company having the rights summarized in the Registration Statement and that the Shares, when issued, sold and delivered as contemplated in the Registration Statement, will be legally issued, fully paid and nonassessable shares of the Class A Common Stock of the Company.

       We do not find it necessary for the purpose of this opinion to opine on, and accordingly express no opinion as to, the application of the securities laws of the various states to the sale of the Shares.

       We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                  Very truly yours,

                                  GORDON & GLICKSON P.C.





SLG/jd